Exhibit 99.1

FOR IMMEDIATE RELEASE Contacts:
Gary Fischer
Chief Financial Officer
(510) 683-5900

Leslie Green
Green Communications Consulting, LLC
(650) 312-9060

AXT, Inc. Announces Fourth Quarter and Fiscal 2014 Financial Results

FREMONT, Calif., Feb. 23, 2015 – AXT, Inc. (NasdaqGS: AXTI), a leading manufacturer of compound semiconductor substrates, today reported financial results for the fourth quarter and fiscal year ended Dec. 31, 2014.

Fourth Quarter 2014 Results
Revenue for the fourth quarter of 2014 was $19.6 million compared with $23.1 million in the third quarter of 2014.

Gross margin was 25.4 percent of revenue for the fourth quarter of 2014, compared with 23.0 percent of revenue in the third quarter of 2014.

Operating expenses were $5.6 million in the fourth quarter of 2014, up from $4.7 million in the third quarter of 2014.  The increase was largely the result of professional fees associated with a recently completed internal investigation, initiated during the fourth quarter, of certain potential related-party transactions.

Operating loss for the fourth quarter of 2014 was $592,000 compared with an operating profit of $653,000 in the third quarter of 2014.

Net interest and other income for the fourth quarter of 2014 was $260,000.   This was primarily attributable to $26,000 from equity earnings of the company’s unconsolidated joint ventures, $637,000 from the sale of IntelliEpi stock, $618,000 from a loss on foreign exchange and $123,000 from interest income.

Net loss in the fourth quarter of 2014 was $311,000 or a loss of $0.01 per diluted share compared with a net income of $644,000 or a profit of $0.02 per diluted share in the third quarter of 2014.

Fiscal Year 2014 Results
Revenue for fiscal 2014 was $83.5 million, down slightly from $85.3 million in fiscal year 2013.

AXT, Inc. 4281 Technology Drive Fremont, CA 94538 Tel: 510.683.5900 Fax: 510.353.0668 www.axt.com.

AXT, Inc. Announces Fourth Quarter and Fiscal 2014 Results
Feb. 23, 2015

Gross margin for fiscal year 2014 was 20.6 percent of revenue, a significant improvement from 13.9 percent of revenue for fiscal year 2013.

Net loss for fiscal year 2014 also improved to $1.4 million or $0.05 per share compared with net loss of $8.0 million or $0.25 per diluted share for fiscal year 2013.

Management Qualitative Comments
“While the fourth quarter demand weakness contributed to a modest decline in our annual revenue from the prior year, meaningful improvements in our cost structure early in the year, coupled with ongoing discipline in our spending throughout the year, and a positive shift in our revenue mix resulted in a significant improvement year-over-year to our bottom line,” said Morris Young, chief executive officer.  “Further, we grew our cash and investments by $1.3 million, ending the year with a balance of $48.9 million.  As we enter 2015, we are well positioned to drive growth in our business and to continue executing on our strategic priorities.”

Conference Call
The company will host a conference call to discuss these results today at 1:30 p.m. PT. The conference call can be accessed at (719) 457-2664 (passcode 8715677). The call will also be simulcast on the Internet at www.axt.com. Replays will be available at (719) 457-0820 (passcode 8715677) until March 1, 2015. Financial and statistical information to be discussed in the call will be available on the company's website immediately prior to commencement of the call. Additional investor information can be accessed at http://www.axt.com or by calling the company's Investor Relations Department at (510) 683-5900.

About AXT, Inc.
AXT designs, develops, manufactures and distributes high-performance compound and single element semiconductor substrates comprising gallium arsenide (GaAs), indium phosphide (InP) and germanium (Ge) through its manufacturing facilities in Beijing, China.  In addition, AXT maintains its sales, administration and customer service functions at its headquarters in Fremont, California.  The company’s substrate products are used primarily in lighting display applications, wireless communications, fiber optic communications and solar cell. Its vertical gradient freeze (VGF) technique for manufacturing semiconductor substrates provides significant benefits over other methods and enabled AXT to become a leading manufacturer of such substrates. AXT has manufacturing facilities in China and invests in joint ventures in China producing raw materials. For more information, see AXT’s website at http://www.axt.com.

Safe Harbor Statement
The foregoing paragraphs contain forward-looking statements within the meaning of the Federal securities laws, including, for example, statements regarding the market demand for our products, our market opportunity, and our expectations with respect to our business prospects. These forward-looking statements are based upon assumptions that are subject to uncertainties and factors relating to the company’s operations and business environment, which could cause actual results to differ materially from those expressed or implied in the forward-looking statements contained in the foregoing discussion. These uncertainties and factors include but are not limited to: overall conditions in the markets in which the company competes; global financial conditions and uncertainties; policies and regulations in China; market acceptance and demand for the company’s products; the impact of factory closures or other events causing delays by our customers on the timing of sales of our products; our ability to control costs, our ability to utilize our manufacturing capacity; product yields and their impact on gross margins; and other factors as set forth in the company’s annual report on Form 10-K, quarterly reports on Form 10-Q and other filings made with the Securities and Exchange Commission.  Each of these factors is difficult to predict and many are beyond the company’s control. The company does not undertake any obligation to update any forward-looking statement, as a result of new information, future events or otherwise.

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AXT, Inc. Announces Fourth Quarter and Fiscal 2014 Results
Feb. 23, 2015

AXT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013

Revenue	$19,567	$18,603	$83,499	$85,335
Cost of revenue	14,596	15,790	66,332	73,507
Gross profit	4,971	2,813	17,167	11,828

Operating expenses:
Selling, general and administrative	4,341	3,631	14,970	16,066
Research and development	1,222	797	4,144	3,424
Restructuring charge	0	0	907	0
Total operating expenses	5,563	4,428	20,021	19,490
Income (loss) from operations	(592)	(1,615)	(2,854)	(7,662)
Interest income, net	123	272	483	408
Equity in earnings of unconsolidated joint ventures	26	278	1,528	1,377
Other income (expense), net	111	(257)	361	(748)

Income (loss) before provision for income taxes	(332)	(1,322)	(482)	(6,625)
Provision for (benefit from) income taxes	(39)	(134)	215	188
Net income (loss)	(293)	(1,188)	(697)	(6,813)

Less: Net income (loss) attributable to noncontrolling interest	(18)	(40)	(691)	(1,145)
Net income (loss) attributable to AXT, Inc.	$(311)	$(1,228)	$(1,388)	$(7,958)

Net income (loss) attributable to AXT, Inc. per common share:
Basic	$(0.01)	$(0.04)	$(0.05)	$(0.25)
Diluted	$(0.01)	$(0.04)	$(0.05)	$(0.25)

Weighted average number of common shares outstanding:
Basic	32,558	32,628	32,452	32,700
Diluted	32,558	32,628	32,452	32,700

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AXT, Inc. Announces Fourth Quarter and Fiscal 2014 Results
Feb. 23, 2015

FINANCIAL TABLES TO FOLLOW
AXT, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

	December 31, 2,014	December 31, 2013
Assets:
Current assets
Cash and cash equivalents	$28,814	$24,961
Short-term investments	12,340	12,499
Accounts receivable, net	17,864	14,943
Inventories	38,574	39,127
Related party notes receivable - current	171	0
Prepaid expenses and other current assets	5,430	8,010
Total current assets	103,193	99,540

Long-term investments	7,783	10,145
Property, plant and equipment, net	33,862	37,621
Related party notes receivable - long-term	1,704	1,715
Other assets	14,975	14,801

Total assets	$161,517	$163,822

Liabilities and stockholders' equity:
Current liabilities
Accounts payable	$7,137	$8,140
Accrued liabilities	7,634	7,286
Total current liabilities	14,771	15,426

Long-term portion of royalty payments	1,725	2,525
Other long-term liabilities	333	325
Total liabilities	16,829	18,276

Stockholders' equity:
Preferred stock	3,532	3,532
Common stock	32	32
Additional paid-in capital	195,419	194,156
Accumulated deficit	(68,393)	(67,005)
Accumulated other comprehensive income	7,673	8,953
Total AXT, Inc. stockholders' equity	138,263	139,668

Noncontrolling interest	6,425	5,878
Total stockholders' equity	144,688	145,546

Total liabilities and stockholders' equity	$161,517	$163,822